UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 24, 2005


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


                  Nevada               000-22855                  95-4780218
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2005, American Soil Technologies, Inc. (the "Company") executed a Financial Public Relations Consulting Agreement (the "Agreement") with Reynolds World Investment Enterprises, LLC located in Colorado ("Reynolds").

The Agreement provides that Reynolds will perform financial public relations services to the Company. The Agreement has a term of three months. The Company will pay Reynolds a total of 90,000 shares of common stock of the Company, payable 30,000 shares per month for Reynolds' services.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2005                     AMERICAN SOIL TECHNOLOGIES, INC.



                                        By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President